UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 28, 2013
Date of Report (Date of earliest event reported)

URANERZ ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	001-32974	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1701 East “E” Street
PO Box 50850
Casper, Wyoming, USA	85605
(Address of principal executive offices)	(Zip Code)

604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

1.

Item 1.01 Entry into Material Definitive Agreement.

On June 24, 2013, the Board of Directors (the “Board”) of Uranerz Energy Corporation (the “Company”) authorized management on behalf of the Company to enter into individual indemnification agreements (the “Indemnification Agreement(s)”) with the directors and officers of the Company.

The Indemnification Agreements are based on a determination by the Board that it is in the best interests of the Company and its stockholders that the Company facilitate its ability to attract and retain highly competent individuals to serve as directors and officers by contractually obligating itself to indemnify, and to advance expenses on behalf of, directors and officers to the fullest extent permitted by applicable law so that directors and executive officers will serve or continue to serve the Company free from undue concern that they will not be indemnified. The Company anticipates that it would enter into substantially similar Indemnification Agreements with any new directors or officers.

The material terms of the Indemnification Agreements provide for mandatory indemnification of the director or officer (the “Indemnitee”) to the fullest extent permitted by applicable law against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with any proceeding in which the Indemnitee is involved because the Indemnitee is or was a director of officer of the Company, by reason of any action taken by him or her while acting pursuant as a director or officer of the Company or any other corporation, partnership or joint venture, trust, employee benefit plan or other enterprise for which he or she is or was serving at the request of the Company, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.

Subject to certain limitations, the Indemnification Agreements provide for the advancement of expenses incurred by the Indemnitee in connection with any proceeding not initiated by the Indemnitee, and the repayment to the Company of the amounts advanced (without interest) to the extent that it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Company. The Indemnification Agreements do not exclude any other rights to indemnification or advancement of expenses to which the Indemnitee may be entitled under applicable law, the Company’s articles or bylaws or other agreements.

The foregoing description of the material terms of the Indemnification Agreements is qualified in its entirety by reference to the form of Indemnification Agreement attached to this Form 8-K as Exhibit 10.1 which is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANERZ ENERGY CORPORATION

DATE: June 28, 2013	By:	/s/ “Sandra MacKay”

Sandra MacKay
Corporate Secretary

2.